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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 2, 2004 (except for the second paragraph under "Management's Plans and Business Risk" in Note 1 and Note 15, as to which date is March 30, 2004) in the Registration Statement (Form S-1) and related Prospectus of Cogent Communications Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

McLean, VA
February 11, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm